Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "CADOGAN ALTERNATIVE STRATEGIES II, LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2004, AT 7:36 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3870482 8100

040765862

AUTHENTICATION: 3430721

DATE: 10-25-04

CERTIFICATE OF FORMATION

OF

CADOGAN ALTERNATIVE STRATEGIES II, LLC

This Certificate of Formation of Cadogan Alternative Strategies II, LLC, dated as of October 21, 2004, is being filed by Matthew Jenal as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

FIRST The name of the limited liability company is Cadogan Alternative Strategies II, LLC.

SECOND The address of its registered office in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Cadogan Alternative Strategies II, LLC this 21st day of October, 2004.

By: ____________
Name: Matthew Jenal
Title: Authorized Person

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CADOGAN ALTERNATIVE STRATEGIES II, LLC", CHANGING ITS NAME FROM "CADOGAN ALTERNATIVE STRATEGIES II, LLC" TO "CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, LLC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2007, AT 1:26 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3870482 8100

070427919

AUTHENTICATION: 5588653

DATE: 04-12-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:35 PM 04/12/2007
FILED 01:26 PM 04/12/2007
SRV 070427919 - 3870482 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

CADOGAN ALTERNATIVE STRATEGIES II, LLC

CADOGAN ALTERNATIVE STRATEGIES II, LLC (the "Company"), a Delaware limited liability company, HEREBY CERTIFIES AS FOLLOWS:

1. The name of the Company is Cadogan Alternative Strategies II, LLC. The date of filing of its Certificate of Formation with the Secretary of State of the State of Delaware was October 22, 2004.

2. This Certificate of Amendment sets forth an amendment to the Certificate of Formation of the Company which was duly adopted by the written consent of the Board of Directors of the Company.

3. The Company's Certificate of Formation is hereby amended to change the name of the Company to Cadogan Opportunistic Alternatives Fund, LLC.

IN WITNESS WHEREOF, the undersigned, being an authorized person, has executed this Certificate of Amendment on April 12, 2007.

By: ______________________
Name: Matthew Jena
Title: Authorized Person